                                    EXHIBIT 2


                          SECURITIES PURCHASE AGREEMENT

             SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of December 21, 2001, by and among INPRIMIS, INC., a Florida corporation, with headquarters located at 1601 Clint Moore Road, Boca Raton, Florida 33487 ("COMPANY"), and ENER1 HOLDINGS, INC., a Florida corporation, with headquarters at 500 West Cypress Creek Road, Suite 770, Fort Lauderdale, FL 33309 (the "BUYER").

         WHEREAS:

         The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) 12,500,001 shares of Common Stock (the "CLOSING SHARES") to be delivered at the Closing (as defined below), (ii) a convertible subordinated promissory note of the Company, in the form attached hereto as EXHIBIT "A" in the aggregate principal amount of Four Hundred Eighty-One Thousand Seven Hundred Six and 27/100 Dollars ($481,706.27) (the "CONVERTIBLE NOTE"), convertible into 18,917,594 shares of common stock, par value $0.01 per share, of the Company (the "COMMON STOCK," and the shares of Common Stock into which the Convertible Note are convertible, the "CONVERSION SHARES"), and (iii) subject to the terms and conditions of this Agreement and the Escrow Agreement (the "ESCROW AGREEMENT") in the form attached hereto as EXHIBIT "B" being executed by the Company and the Buyer contemporaneously herewith, 15,708,821 shares of Common Stock (the "ESCROW SHARES" and, together with the Convertible Note, the Conversion Shares and the Closing Shares, the "SECURITIES"), to be delivered in accordance with the terms of the Escrow Agreement;

         NOW THEREFORE, the Company and the Buyer hereby agree as follows:

         SECTION 1. PURCHASE AND SALE OF THE CONVERTIBLE NOTE AND COMMON STOCK.

             1.1 PURCHASE OF SECURITIES. Subject to the terms and conditions of the Escrow Agreement, on the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company, the Closing Shares, the Convertible Note, the Conversion Shares and the Escrow Shares.

             1.2 FORM OF PAYMENT. Subject to the terms and condition of the Escrow Agreement, on the Closing Date, the Buyer shall pay the purchase price of $1,200,000 (the "PURCHASE PRICE"), consisting of (i) in respect of the Closing Shares, $246,464.40 to be delivered by wire transfer of immediately available funds to the Escrow Agent (as defined in the Escrow Agreement) as part of the Closing Escrow Funds (as defined in the Escrow Agreement), and $71,829.33 to be delivered to the Escrow Agent as part of the Holdback Amount (as defined below);
(ii) in respect of the Convertible Note, $433,535.60 to be delivered by wire transfer of immediately available funds to the Escrow Agent as part of the Closing Escrow Funds and $48,170.67 to be delivered to the Escrow Agent as part of the Holdback Amount; (iii) $520,000, by wire transfer of immediately available funds to the Escrow Agent, subject to and in accordance with the terms of the Escrow Agreement, $400,000 of which shall be in exchange for the Escrow Shares and $120,000 of which shall comprise the Holdback Amount. Notwithstanding anything in this Agreement to the contrary, the Escrow Agent shall, in accordance with the terms hereof and of the Escrow Agreement, withhold $120,000 of the Purchase Price (the "HOLDBACK AMOUNT") for a period of 120 days following the Closing (the "HOLDBACK PERIOD"), in order to cover losses for, or claims related to, Indemnifiable Damages, which arise during the Holdback Period. Notwithstanding anything in this Agreement to the contrary, upon the execution of this Agreement, the Buyer agrees to send the entire amount of the Purchase Price, in immediately available funds, to the Escrow Agent, to be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

             1.3 POST-CLOSING PURCHASE PRICE ADJUSTMENTS. The Purchase Price shall be adjusted as provided herein based on the actual amount of the Stockholders' Equity of the Company, as determined in accordance with GAAP (but without giving effect to any adjustment that is required by GAAP solely in respect of the Liberate Licenses), as of December 31, 2001 (the CLOSING STOCKHOLDERS' EQUITY"). Within 30 days after the Closing Date (the "REVIEW PERIOD"), the Determination Committee (as defined below) shall cause to be prepared and delivered to the Buyer a determination (the "Determination") of the Closing Stockholders' Equity (which amount is referred to herein as the "PRELIMINARY ACTUAL AMOUNT"), including the basis for such Determination set forth in reasonable detail, prepared in accordance with GAAP. If, within 30 days after the date on which the Determination is delivered to the Buyer, the Buyer shall not have given written notice to the Determination Committee setting forth in reasonable detail any objection of the Buyer to such Determination, then such Determination shall be final and binding upon the parties and the Preliminary Actual Amount shall be deemed the final actual amount of the Closing Stockholders' Equity (including, as may be determined mutually by the parties or by the Settlement Accountant, as described below, the "FINAL ACTUAL AMOUNT"). In the event that the Buyer gives written notice of any objection to such Determination within such 30-day period, the Determination Committee and the Buyer shall use all reasonable efforts to resolve the dispute within fifteen
(15) days following the receipt by the Determination Committee of such written notice from the Buyer. If the Determination Committee and the Buyer are able to reach an agreement during such 15-day period, the Closing Stockholders' Equity they agree upon shall be the Final Actual Amount. If the parties are unable to reach an agreement as to the Final Actual Amount within such 15-day period, the matter shall be submitted to a mutually agreed upon "big five" certified public accounting firm (the "SETTLEMENT ACCOUNTANT") for determination of the Final Actual Amount to be made within 20 days after submission, and the determination of the Settlement Accountant of the Final Actual Amount shall be final and binding upon the Buyer and the Company. The Buyer and the Company shall contribute equally to all costs (including fees and expenses charged by the Settlement Accountant) in connection with the resolution of any such dispute. The Buyer and the Company agree that the Buyer shall be entitled to receive from the Stockholders' Equity Adjustment Escrow Funds (as defined in the Escrow Agreement), and the Purchase Price shall be adjusted downward by, the positive amount, if any, equal to (i) $700,000, less (ii) the Final Actual Amount, (the "STOCKHOLDERS' EQUITY ADJUSTMENT AMOUNT"); provided, however, that the Stockholders' Equity Adjustment Amount to be received by the Buyer pursuant to this Section 1.3 shall not exceed $200,000. The sole source of funds for recovery of any Stockholders' Equity Adjustment Amount shall be the Stockholders' Equity Adjustment Escrow Funds. As used herein, the term "DETERMINATION COMMITTEE" means a committee consisting of the members of the Board of Directors of the Company (the "BOARD") in office immediately prior to the Closing; provided that, in the event any member of the Determination Committee as of the Closing of the Securities Purchase Agreement is removed or resigns or fails to be re-elected as a director of the Company, then the Determination Committee shall consist of such Persons that were members of the Determination Committee as of the Closing of the Securities Purchase Agreement and are, as of the relevant time, directors of the Company; further provided that, in the event no such persons remain as directors of the Company, the Company shall appoint an independent trustee to serve on the Determination Committee.

             1.4 CLOSING DATE. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 5 and Section 6 below, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall occur as soon as practicable after the execution of this Agreement (the "CLOSING DATE"), at the offices of Akerman, Senterfitt & Edison, P.A. at SunTrust International Center, One S.E. Third Avenue, 28th Floor, Miami, Florida 33131, or at such other location as may be agreed to by the parties.

         SECTION 2. BUYER'S REPRESENTATIONS AND WARRANTIES. The Buyer hereby represents and warrants to the Company that as of the date hereof and as of the Closing Date:

             2.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and it has all corporate authority to enter into, and perform its obligations under, this Agreement and the other agreements to which it is a party pursuant hereto.

             2.2 INVESTMENT PURPOSE. As of the date hereof, the Buyer is purchasing the Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act of 1933, as amended (the "1933 ACT"); PROVIDED, HOWEVER, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

             2.3 GOVERNMENTAL REVIEW. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

             2.4 TRANSFER OR RE-SALE. The Buyer understands that (i) except as provided in his Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, or (B) the Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope reasonably acceptable to counsel to the Company) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration.

             2.5 LEGENDS. The Buyer understands that until such time as the Securities have been registered under the 1933 Act as contemplated by this Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel reasonably acceptable to the Company, in form, substance and scope reasonably acceptable to counsel for the Company, that registration is not required."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Security is registered for re-sale under an effective registration statement filed under the 1933 Act, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without any restriction as to the number of Securities as of a particular date that can then be immediately sold without registration under the 1933 Act. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

             2.6 AUTHORIZATION; ENFORCEMENT. This Agreement and the Escrow Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of the Buyer, and this Agreement constitutes, and upon execution and delivery by the Buyer of the Escrow Agreement, such agreement will constitute, valid and binding agreements of the Buyer enforceable in accordance with their terms.

             2.7 RESIDENCY. The Buyer has its principal office in the jurisdiction set forth immediately below such Buyer's name on the signature pages hereto.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Buyer that as of the date hereof and as of the Closing Date:

             3.1 ORGANIZATION AND QUALIFICATION. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. SCHEDULE 3.1 sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial condition, results of operations, properties or prospects of the Company and its Subsidiaries, if any, taken as a whole, (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith, or (iv) the authority or the ability of the Company to perform its obligation under this Agreement, the Escrow Agreement or the Convertible Note. The following Subsidiaries of the Company are not active: Boca Research International Holdings Ltd.; Boca Research International, Inc.; and Complete Acquisition Corp. "SUBSIDIARIES" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

             3.2 AUTHORIZATION; ENFORCEMENT. (i) Other than approval by the Company's shareholders of the Share Increase (as defined below), the Company has all requisite corporate power and authority to enter into and perform this Agreement, the Escrow Agreement and the Convertible Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Escrow Agreement and the Convertible Note by the Company, and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Convertible Note, the Closing Shares and the Escrow Shares, and the issuance of the Conversion Shares issuable upon conversion of the Convertible Note) have been duly authorized by the Board and no further consent or authorization of the Company or the Board, other than shareholder approval of the Share Increase, is required for the valid issuance thereof by the Company, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes, and upon execution and delivery by the Company of the Escrow Agreement and the Convertible Note, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws or other laws affecting the rights of creditors generally.

             3.3 CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which 11,781,604 shares are issued and outstanding; and (ii) 5,000,000 shares of preferred stock, none of which are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, the Company has outstanding options to purchase 1,739,446 shares of Common Stock; such options are held by such persons, in such amounts and are subject to such vesting schedules as are listed on SCHEDULE 3.3(A) hereto. Except as disclosed in this Section 3.3 and in SCHEDULE 3.3(B), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries,
(ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act, and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Closing Shares, the Convertible Note, the Conversion Shares or the Escrow Shares. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof ("ARTICLES OF INCORPORATION"), the Company's Bylaws, as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

             3.4 ISSUANCE OF SHARES. The Closing Shares will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The Escrow Shares and the Conversion Shares will, if and when issued pursuant to the terms of this Agreement, the Escrow Agreement and the Convertible Note (as applicable), be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

             3.5 ACKNOWLEDGMENT OF DILUTION. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Closing Shares, the Escrow Shares and the Conversion Shares (upon conversion of the Convertible Note). The Company's directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company further acknowledges that its obligation to issue the Closing Shares, the Escrow Shares and the Conversion Shares (upon conversion of Convertible Note) is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company. Taking the foregoing into account, the Company's Board has determined, in its good faith business judgment, that the issuance of the Securities hereunder and the consummation of the transactions contemplated hereby and thereby are in the best interests of the Company and its shareholders.

             3.6 NO CONFLICTS. The execution, delivery and performance of this Agreement, the Escrow Agreement, and the Convertible Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Closing Shares, the Escrow Shares and the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws or (ii) except as set forth on SCHEDULE 3.6(A), violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, but not limited to, federal and state securities laws and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected (except for such violations, conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect). The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Escrow Agreement or the Convertible Note in accordance with the terms hereof, or thereof or to issue and sell the Securities in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 3.6(B), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Over-the-Counter Bulletin Board (the "OTC BB") and does not reasonably anticipate that the Common Stock will cease trading on the OTC BB in the foreseeable future (unless such cessation in trading is due to the fact the Common Stock has been listed or included for quotation on the Nasdaq National Market ("NASDAQ NMS"), the Nasdaq SmallCap Market ("NASDAQ SMALLCAP"), the New York Stock Exchange ("NYSE") or the American Stock Exchange (the "AMEX"). No officers of the Company or its Subsidiaries are aware of any facts or circumstances which might give rise to any of the foregoing.

             3.7 SEC DOCUMENTS; FINANCIAL STATEMENTS. Except as disclosed on
SCHEDULE 3.7, as of the date hereof, the Company or its predecessors have timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Buyer true and complete copies of the SEC Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC Documents complied in all respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no material liabilities, contingent or otherwise, that are required in accordance with GAAP to be disclosed in the Company's financial statements, other than (A) liabilities incurred in the ordinary course of business subsequent to September 30, 2001, and (B) obligations under contracts and commitments incurred in the ordinary course of business which, individually or in the aggregate, are not materially adverse to the financial condition or operating results of the Company. SCHEDULE 3.7(B) sets forth the Company's good faith estimate of the consolidated fixed assets, cash and cash equivalents, stockholder's equity, accounts payable and accounts receivable in each case calculated in accordance with GAAP, of the Company and its Subsidiaries, as of November 30, 2001.

             3.8 ABSENCE OF CERTAIN CHANGES. Other than as set forth in SCHEDULE 3.8, since September 30, 2001, none of the following has occurred with respect to the Company:

                  (a) any circumstance, condition, event or state of facts (either singly or in the aggregate), which has caused, is causing or will cause a Material Adverse Effect;

                  (b) any increase in, or any commitment or promise to increase, the rates of cash compensation to any employee of, or consultant to, the Company as of the date hereof, or the amounts or other benefits paid or payable under any Employee Pension Benefit Plan (as defined below) or other compensation plan except for ordinary and customary bonuses and salary increases for employees at the times and in the amounts consistent with its past practice;

                  (c) any distribution, sale or transfer of, or any commitment to distribute, sell or transfer, any of its assets or properties of any kind which singly is, or in the aggregate are, material to the business or the Company, other than distributions, sales or transfers in the ordinary course of its business and consistent with its past practices;

                  (d) any cancellation, or agreement to cancel, any indebtedness, obligation or other liability owing to it, including any indebtedness, obligation or other liability of any shareholder or any related person or affiliate thereof, provided that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice and in the ordinary course;

                  (e) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any Person (as defined below) to the transfer and assignment of any such assets, property or rights;

                  (f) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of its business consistent with its past practices;

                  (g) any waiver of any of its rights or claims that singly is or in the aggregate with waivers of other rights or claims are material to the Company;

                  (h) any transaction or series of related transactions by it outside of the ordinary course of its business or not consistent with its past practices;

                  (i) any incurrence by it of any indebtedness or any guaranty, or any commitment to incur any indebtedness or any such guaranty;

                  (j) any investment in the capital stock, options, warrants, rights to acquire the capital stock or the indebtedness of any Person other than short-term certificates of deposit of a commercial bank or trust company;

                  (k) any capital expenditure or commitments to make capital expenditures, singly or in the aggregate, in excess of $7,500; or

                  (l) any cancellation or termination of a Material Agreement.

             3.9 ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (each, an "ACTION") pending or threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, other than as disclosed on SCHEDULE 3.9. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any Action.

             3.10 PATENTS, COPYRIGHTS, ETC.

                  (a) Except as disclosed on SCHEDULE 3.10, the Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("INTELLECTUAL PROPERTY") reasonably necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE
3.10 hereof, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending or threatened which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in SCHEDULE 3.10 hereof, to the best of the Company's knowledge, as presently contemplated to be operated in the future); to the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any Person; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

             3.11 CONTRACTS COMMITMENTS, ETC. SCHEDULE 3.11 sets forth a complete list of each:

                  (a) partnership, joint venture or cost-sharing agreement;

                  (b) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                  (c) instrument, agreement or other obligation evidencing or relating to indebtedness of the Company or to money lent or to be lent to another Person;

                  (d) agreement to purchase, sell or lease real or personal property;

                  (e) agreement for the acquisition or disposition of services or property involving more than $20,000 in the aggregate;

                  (f) agreement containing any noncompetition agreement or covenant; and

                  (g) other agreement or commitment not made in the ordinary course of business to which the Company is a party or by which any of its assets or properties are bound and which presently remains executory in whole or in any part (the "MATERIAL AGREEMENTS").

         True, correct and complete copies of all written documents with respect to Material Agreements, and true, correct and complete written descriptions of all oral agreements that are Material Agreements, have heretofore been delivered or made available to Buyer. There are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults or events of default under any of the Material Agreements by the Company or, to the best knowledge of the Company, any other party thereto. No penalties have been incurred, nor are amendments pending, with respect to the Material Agreements. The Material Agreements are in full force and effect and are valid and enforceable obligations of the Company, and the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or may be made by any party thereto (other than by the Company), nor has the Company, waived any rights thereunder.

             3.12 NO DEFAULTS. No condition or state of facts exists, or, with the giving of notice or the lapse of time or both, would exist, which (i) entitles any holder of any outstanding indebtedness, of the Company, or a representative of that holder, to accelerate the maturity, or require a mandatory prepayment, of that indebtedness, or affords that holder or its representative, the right to require the Company to redeem, purchase or otherwise acquire, reacquire or repay any of that indebtedness, (ii) entitles any Person to obtain any lien upon any properties or assets constituting any part of the business of the Company (or upon any revenues, income or profits of any of the Company therefrom) or (iii) constitutes a violation or breach of, or a default by the Company under, any Material Agreement of the Company.

             3.13 TAX STATUS. Except as set forth on SCHEDULE 3.13, the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on SCHEDULE 3.13, none of the Company's tax returns is presently being audited by any taxing authority.

             3.14 CERTAIN TRANSACTIONS. Except for the employment agreements listed on SCHEDULE 3.22(B) and arm's length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 3.3(A), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

             3.15 DISCLOSURE. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and provided to the Buyer otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

             3.16 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the

Securities to the Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of the 1933 Act or any shareholder approval provisions applicable to the Company or its securities.

             3.17 NO BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

             3.18 PERMITS; COMPLIANCE. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders reasonably necessary to own, lease and operate its properties and to carry on its business as it is now being conducted or proposed to be conducted (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

             3.19 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in SCHEDULE 3.19, there are, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                  (b) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no

Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries or any predecessors thereof during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                  (c) Except as set forth in SCHEDULE 3.19, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

             3.20 TITLE TO PROPERTY. Neither the Company nor any Subsidiary owns any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 3.20 or such as would not have a Material Adverse Effect. Facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

             3.21 INSURANCE. The written schedule delivered to the Buyer on December 20, 2001, and initialed by a duly authorized officer of the Company, lists and describes the limits and general coverage provided by each of the insurance polices of any kind or nature held by the Company or any of its Subsidiaries.

             3.22 EMPLOYEE MATTERS.

                  (a) EMPLOYEES; COMPENSATION. The written schedule delivered to the Buyer on December 20, 2001, and initialed by a duly authorized officer of the Company, sets forth a complete list of (i) the names, titles, locations of employment, rates of annual cash compensation (and the portions thereof attributable to salary or the equivalent, fixed bonuses, discretionary bonuses and other cash compensation, respectively), of all employees, nonemployee officers, nonemployee directors and consultants and independent contractors of the Company and its Subsidiaries (collectively, the "COMPANY PERSONNEL"), and
(ii) all amounts owed and outstanding by the Company or any Subsidiary to such Company Personnel, excluding amounts owed for services rendered by such Company Personnel during the Company's or the Subsidiary's current payroll period in effect as of the Closing Date (which does not exceed the two-week period prior to the Closing Date).

                  (b) EMPLOYMENT AGREEMENTS. SCHEDULE 3.22(B) sets forth a complete and accurate list of all written employment agreements of the Company or any of its Subsidiaries. The Company is not a party to any oral employment agreement.

                  (c) LIST OF EMPLOYEE BENEFIT PLANS. SCHEDULE 3.22(C) contains a true and complete list of each Employee Benefit Plan. The Company does not have any liability with respect to any Employee Benefit Plan.

                  (d) EMPLOYEE BENEFITS.

                       (i) Except as set forth on SCHEDULE 3.22(C), with respect to all employees, former employees, directors and independent contractors of the Company and their dependents and beneficiaries, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any liability under or with respect to any Employee Benefit Plan. Each Employee Benefit Plan (and each related trust, insurance contract or other funding arrangement) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, other applicable laws and governing documents and agreements. With respect to each Employee Benefit Plan, there has been no act or omission by the Company or ERISA Affiliate that would impair the right or ability of the Company or ERISA Affiliate to unilaterally amend in whole or part or terminate such Employee Benefit Plan at any time, subject to the terms of any insurance contract or other contractual arrangements with third parties, and the Company has delivered to the Buyer true and complete copies of: (i) the plan documents, including any related trust agreements, insurance contracts or other funding arrangements and all amendments thereto, or a written summary of the terms and conditions of the plan if there is no written plan document; (ii) the most recent IRS Form 5500; (iii) the most recent financial statement and, if applicable, actuarial valuation; (iv) all correspondence with the IRS, the Department of Labor and other governmental authority with respect to the past three (3) plan years other than IRS Form 5500 filings; and
         (v) the most recent summary plan description with a summary of material modifications to such plan. With respect to each Employee Benefit Plan intended to qualify under IRS Code Section 401(a) or 403(a), the IRS has issued a favorable determination letter, which has not been revoked, that any such plan is tax qualified and each trust created thereunder has been determined by the IRS to be exempt from federal income tax under IRS Code Section 501(a).

                       (ii) Neither the Company nor any of its respective directors, officers or employees has any liability with respect to any Employee Benefit Plan for failure to comply with ERISA, the Code, any other applicable laws or any governing documents or agreements.

                       (iii) No Employee Benefit Plan is an Employee Pension Benefit Plan, and no Employee Benefit Plan has any unfunded liability. With respect to the Employee Benefit Plans, all applicable contributions and premium payments for all periods ending prior to the Closing Date (including periods from the first day of the then current plan year to the Closing Date) shall be made prior to the Closing Date in accordance with past practice or as expressly agreed to in advance by the Buyer.

                       (iv) Neither the Company nor any ERISA Affiliate maintains, maintained, contributes to, or has any liability (including, but not limited to, current or potential withdrawal Liability) with respect to any Multiemployer Plan or Employee Pension Benefit Plan.

                       (v) With respect to all employees and former employees of the Company, neither the Company nor any ERISA Affiliate presently maintains, contributes to or has any liability under any funded or unfunded medical, health or life insurance plan or arrangement for present or future retirees or present or future terminated employees except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or state continuation coverage laws, there have been no act or acts or failure or failures to act which would result in a disallowance of a deduction or the imposition of a

         Tax pursuant to IRS Code Section 4980B, or any predecessor provision, of the Code or any related regulations. No event has occurred with respect to which the Company or any of its affiliates could be liable for a tax imposed by any of Sections 4972, 4976, 4977, 4979 or 4980 of the IRS Code, or for a civil penalty under Section 502(c) of ERISA.

                       (vi) There is no pending, or threatened legal action, proceeding, audit, examination or investigation against or involving any Employee Benefit Plan maintained by the Company or any ERISA Affiliate (other than routine claims for benefits). To the knowledge of the Company, there is no basis for, and there are no facts which could give rise to, any such condition, legal action, proceeding or investigation.

                  (e) NO CLAIMS. Buyer will not suffer any loss, cost or liability as a result of any claim that the Company or any ERISA Affiliates of the Company have not complied with their respective obligations with respect to the Employee Benefit Plans.

                  (f) NO LEASED EMPLOYEES. There are no leased employees or independent contractors within the meaning of Section 414(n) of the IRS Code who perform services for the Company.

                  (g) UNWRITTEN AMENDMENTS. No unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any of the employment agreements, other compensation plans or employee policies and procedures. Any authorizations or approvals required with respect to any Employee Benefit Plans in accordance with applicable provisions of ERISA have been obtained and are in full force and effect.

                  (h) CHANGE OF CONTROL BENEFITS. The Company is not a party to any agreement, or has established any policy, practice or program, requiring it to make a payment or provide any other form of compensation or benefit or vesting rights to any person performing services for the Company which would not be payable or provided in the absence of this Agreement or the consummation of the transactions contemplated by this Agreement, including any payment under
Section 280G of the Code.

                  (i) EMPLOYEE CLAIMS AND COMPLAINTS. There is no pending or threatened legal action, proceeding, claim or complaint by an employee of the Company against the Company or any director, officer or employee thereof in their capacity as an agent of the Company. To the actual knowledge of the Company, there is no basis for, and there are no facts which could give rise to, any such legal action, proceeding, claim or complaint.

             3.23 INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's Board, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             3.24 FOREIGN CORRUPT PRACTICES. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

             3.25 NO INVESTMENT COMPANY. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "INVESTMENT COMPANY"). The Company is not controlled by an Investment Company.

             3.26 FORM S-3 ELIGIBILITY. The Company meets the requirements for the use of Form S-3 for the registration and re-sale by the Buyer of the Closing Shares, the Conversion Shares and the Escrow Shares. There exist no facts or circumstances of which the Company is aware that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Closing Shares, the Conversion Shares or the Escrow Shares.

             3.27 NO GENERAL SOLICITATION. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby, if any, nor any person acting for the Company, or any such distributor, has conducted any "general solicitation," as such term is defined in Regulation D as promulgated by the SEC under the 1933 Act, with respect to any of the Securities being offered hereby.

         SECTION 4. COVENANTS.

             4.1 BEST EFFORTS. The parties shall use their best efforts to satisfy each of the conditions described in Sections 5 and 6 of this Agreement in a timely manner.

             4.2 BLUE SKY LAWS. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyer at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

             4.3 REPORTING STATUS; ELIGIBILITY TO USE FORM S-3. The Common Stock is registered under Section 12(g) of the 1934 Act. So long as the Buyer beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

             4.4 USE OF PROCEEDS; MANAGEMENT. The Company shall use the proceeds from the sale of the Securities solely as follows: (i) $500,000 for the general development of the Company's business; and (ii) $700,000 for the development, jointly with the Buyer, of the EnerWatch project. In no event shall the Company, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person.

             4.5 FINANCIAL INFORMATION. The Company agrees to send the following reports to the Buyer until the Buyer transfers, assigns, or sells all of the
Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

             4.6 SHARE INCREASE; RESERVATION OF SHARES. During the period commencing on the Closing Date and ending as soon as is reasonably practicable after the Closing Date, but in no event later than July 1, 2002 ("APPROVAL PERIOD"), the Company will hold a special meeting (the "MEETING") of its shareholders for the purpose of approving an increase in the number of shares of Common Stock authorized for issuance to a total of 100,000,000 (the "SHARE INCREASE"). The Company shall take any actions necessary to ensure that the Share Increase is approved by the Company as soon as practicable. Immediately upon the approval of the Share Increase, the Company shall issue to the Buyer the Escrow Shares, in accordance with the Escrow Agreement, and the Conversion Shares, in accordance with the Convertible Note. The Buyer agrees to vote all shares of Common Stock held by it in favor of the Share Increase at the Meeting. Upon the next meeting of the shareholders of the Company at which members of the Board are elected, the Buyer agrees to vote all of its shares of Common Stock in favor of appointing Eduard Will, Bernard Carballo and Karl Gruns to serve on the Board for a period of one year.

             4.7 REGISTRATION RIGHTS. During the period commencing on the Closing Date and ending three years thereafter, the Buyer shall have the right to make up to four separate demands to have any of the Closing Shares, the Escrow Shares or the Conversion Shares registered under the 1933 Act (to the extent such Closing Shares, Escrow Shares or Conversion Shares have as of the date of such demand been issued but not yet registered under the 1933 Act) pursuant to a registration statement on a form reasonably appropriate for such registration and what is then available for use by the Company (each, a "DEMAND REGISTRATION"). In connection with any such Demand Registration, the following shall apply: (i) the Company shall pay for any and all costs, fees and expenses associated therewith; (ii) no Demand Registration may be requested by the Buyer with respect to the registration of less than twenty percent (20%) of the total outstanding shares of Common Stock then held by the Buyer; and (iii) other than as expressly set forth herein, the Buyer shall have such rights with respect to any Demand Registration as are customarily afforded to investors in venture capital transactions regarding registration rights.

             4.8 INDEMNIFICATION OF DIRECTORS AND OFFICERS. During the seven year period immediately following the Closing Date, the Buyer agrees to cause the Company to maintain in full force and effect, with at least the same coverage as exists as of the Closing, any and all insurance policies currently held by the Company covering Directors and Officers' liability, or, if for any reason the Buyer, using its best efforts, is unable to cause any such policies to be continued through the specified period, the Buyer shall, prior to the cancellation of any existing policy, cause the Company to procure a new policy or policies with substantially similar coverage effective prior to or upon the cancellation of the policy for which it is a substitute. Also during such seven year period, Buyer shall cause the Company to indemnify its Directors and Officers to the fullest extent permitted under the laws of the state of jurisdiction in which the Company is then incorporated.

             4.9 CONDUCT OF BUSINESS PENDING ISSUANCE OF ESCROW SHARES AND CONVERSION SHARES. The Company shall use its best efforts to ensure, as soon as practicable after the Closing, that designees of the Buyer constituting a majority of the directors of the Company are appointed to the Board. Until such time as the later of (i) the Escrow Shares and the Conversion Shares have been issued to the Buyer, and (ii) designees of the Buyer constitute a majority of the Board, (A) the Board shall not take any action without the written consent of the Buyer Members (as defined below) including, but not limited to, with respect to the issuance of any securities by the Company, (B) the Board shall consist of not more than seven (7) members, three of which shall be Buyer Members, (C) the Company shall conduct its business solely in the ordinary course consistent with prior practice, (D) the Company shall not increase the compensation paid to any employee, consultant or other third-party working for or on behalf of the Company, (F) the Company shall not enter into any Material Agreement without the prior written consent of the Buyer, and (G) the Company shall not make any payments or otherwise make any disbursements of funds in an amount greater than $50,000 without the prior written consent of the Buyer. The Company shall use its best efforts to obtain and submit to the Buyer, at or prior to 5:00 p.m. on December 26, 2001, letters, in form and substance reasonably satisfactory to the Buyer, executed by holders of options to purchase at least 1,025,072 shares of Common Stock, pursuant to which such holders agree not to exercise any such options until the earlier of (i) July 1, 2002 and (ii) the date that the Share Increase is approved by the shareholders of the Company (the "REFRAIN LETTERS").

         SECTION 5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

             5.1 The Buyer shall have executed this Agreement and the Escrow Agreement, and delivered the same to the Company.

             5.2 The Buyer shall have delivered the Purchase Price in accordance with Section 1.2 above.

             5.3 The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

             5.4 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

             5.5 The Buyer shall have delivered a certificate with respect to compliance with the foregoing in a form reasonably acceptable to the Company.

         SECTION 6. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE. The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer at any time in its sole discretion:

             6.1 The Company shall have executed this Agreement and the Escrow Agreement, and delivered the same to the Buyer.

             6.2 The Company shall have delivered to the Buyer the duly executed Convertible Note and a certificate representing the Closing Shares.

             6.3 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer including, but not limited to, certificates with respect to the Company's Articles of Incorporation and Bylaws, and Board resolutions relating to the transactions contemplated hereby.

             6.4 No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

             6.5 Trading in the Common Stock on the OTC BB shall not have been suspended by the SEC or the OTC BB.

             6.6 The Buyer shall have received from the Company a certificate with respect to compliance with the foregoing in a form reasonably acceptable to the Company.

             6.7 The designees of Buyer (the "BUYER MEMBERS") shall have been appointed to the Board so that the Board will then consist of seven members, including the Buyer Members.

         SECTION 7. SURVIVAL, INDEMNIFICATION, ETC.

             7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth herein and in any certificate delivered in connection herewith with respect to any of those representations and warranties will terminate and expire upon the lapse of the 18 month period immediately following the Closing Date. Notwithstanding anything in this Agreement to the contrary, a party shall have the right to commence an action to enforce its rights hereunder after the expiration of any of the above-specified time periods with respect to claims as to which notice was provided to the party against which such claim is being asserted prior to the expiration of such time period.

             7.2 AGREEMENT BY THE COMPANY TO INDEMNIFY. The Company agrees to indemnify and hold the Buyer and its officers, directors, employees, agents and affiliates and the successors thereof (collectively, the "BUYER IDEMNITEES") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Buyer Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by the Company in this Agreement or any other agreement executed by the Company in connection herewith (each a "COMPANY AGREEMENT"), (ii) any breach of the covenants or agreements made by the Company in any Company Agreement, (iii) any inaccuracy in any certificate delivered by the Company pursuant to this Agreement, or (iv) any claim by any third party that the transactions contemplated herein or any discussions relating hereto violated or undermined any agreement (whether written or oral) between such third party and the Company, including any claims for ~ultiemp interference or business opportunity.

             7.3 AGREEMENT BY THE BUYER TO INDEMNIFY. The Buyer agrees to indemnify and hold the Company and its officers, directors, employees, agents and affiliates and the successors thereof (collectively, the "COMPANY INDEMNITEES") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Company Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by the Buyer in this Agreement or any other agreement executed by the Buyer in connection herewith (each a "BUYER AGREEMENT"), (ii) any breach of the covenants or agreements made by the Buyer in any Buyer Agreement, (iii) any inaccuracy in any certificate delivered by Buyer pursuant to this Agreement, or (iv) any claim by any third party that the transactions contemplated herein or any discussions relating hereto violated or undermined any agreement (whether written or oral) between such third party and the Buyer, including any claims for ~ultiemp interference or business opportunity. The damages described in Sections 7.2 and 7.3 which are subject to indemnification hereunder are referred to herein as "INDEMNIFIABLE DAMAGES."

             7.4 THIRD PARTY ACTIONS. With respect to each claim made by a third party for which an Indemnified Party (as defined below) seeks indemnification under this Section 7, such Indemnified Party shall notify the Indemnifying Party (as defined below) thereof within a reasonable period of time after assertion thereof; provided, further, that the failure to so notify the Indemnifying Party shall not affect such Indemnified Party's right to indemnification hereunder except to the extent that the Indemnifying Party's interests are actually prejudiced thereby. The Indemnifying Party shall have the right within thirty
(30) days after receipt of such notice to assume the control of the defense, compromise or settlement of any such action, suit, proceeding, claim, liability, demand or assessment, including, at its own expense, employment of counsel; provided, however, that if the Indemnifying Party shall have exercised its right to assume such control, the Indemnified Party (i) may, in its sole discretion, employ counsel to represent it (in additional to counsel employed by the Indemnifying Party, and in the latter case, at the Indemnified Party's sole expense) in any such matter, and in such event counsel selected by the Indemnifying Party shall be required to cooperate with such counsel of the Indemnified Party in such defense, compromise or settlement for the purpose of informing and sharing information with such Indemnified Party, and (ii) will, at its own expense, make available to the Indemnifying Party those employees of the Indemnified Party or any affiliate of the Indemnified Party whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the Indemnified Party and its affiliates. The Indemnifying Party, if it shall have assumed control of the defense, or the Indemnified Party, if the Indemnifying Party shall not have assumed such control, shall not compromise or settle any such action, suit, proceeding, claim, liability or assessment without the consent of the Indemnifying Party or Indemnified Party, as the case may be, which consent shall not be unreasonably withheld or delayed, if such compromise or settlement does not result in a release of the Indemnifying Party or Indemnified Party, as the case may be, form such action, suit, proceeding, claim, liability or assessment. For purposes of this Section, an "INDEMNIFIED PARTY" shall mean a party claiming indemnification under this Agreement, and an "INDEMNIFYING PARTY" shall mean a party from whom indemnification is sought under this Agreement.

             7.5 CERTAIN LIMITATIONS.

                  (a) The amount of Indemnifiable Damages otherwise recoverable under this Section 7 shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of any Buyer Indemnitee or Company Indemnitee, as applicable, or any of their respective affiliates, is decreased by reasons of any Indemnifiable Damages in respect of which any such Buyer Indemnitee or Company Indemnitee, as applicable, shall be entitled to indemnity under this Agreement.

                  (b) No Indemnifiable Damages shall be recoverable by a Buyer Indemnitee or Company Indemnitee pursuant to the provision of this Section 7, and no claim therefor shall be asserted for any purpose hereunder, unless and only to the extent that the amount of such Indemnitee's Damage equals or exceeds $10,000 in the aggregate (the "INDEMNIFICATION DEDUCTIBLE"). Only Indemnifiable Damages exceeding the Indemnification Deductible shall be recoverable by the Buyer hereunder; except as otherwise expressly provided herein, such Indemnifiable Damages shall be recoverable by the Buyer up until a maximum amount equal to the Holdback Amount (the "INDEMNIFICATION CAP"). Notwithstanding anything in this Agreement to the contrary the maximum amount of Indemnifiable Damages recoverable from the Buyer under this Agreement shall not exceed $120,000.

                  (c) The Buyer shall be entitled to set-off and recoup any Indemnifiable Damages against the Holdback Amount.

                  (d) Notwithstanding anything in this Agreement to the contrary, (i) the Indemnification Cap does not apply to, and there shall be no limit whatsoever upon, the damages or other remedies that Buyer can seek against the Company for losses, damages or liabilities of any kind sustained by the buyer arising out of or based upon any claim by the Buyer for fraud, or with respect to the SEC Documents, if any misstatements or omissions thereunder constitute a violation of Rule 10b-5 under the 1934 Act, and (ii) the Buyer shall not be entitled to indemnification under this Section 7 for any Indemnifiable Damages to the extent that the Buyer receives at or after the Closing an adjustment to the Purchase Price by reason of Section 1.3 hereof with respect to matters for which such Indemnifiable Damages would otherwise be paid.

             7.6 SOLE REMEDY. The provisions of this Section 7 and Section 1.3 shall provide the sole and exclusive monetary remedy with respect to any and all damages arising out of this Agreement and the transactions contemplated hereby.

             7.7 PAYMENTS OF INDEMNIFIABLE DAMAGES. All Indemnifiable Damages paid by the Company to the Buyer Indemnities hereunder shall, during the Holdback Period, be deducted from the Holdback Amount and shall be treated as adjustment to the Purchase Price for tax purposes.

             7.8 REPRESENTATION OF THE COMPANY. In all matters arising under this Section 7, the Company shall be represented by those members of the Board that were, as of the Closing, on the Determination Committee, or in the event that no such members are serving on the Board as of such time, by an independent trustee appointed by the Board for such purpose, the expenses of which shall be borne by the Company. Such members of the Company's Board shall have the sole authority to assert the Company's rights under this Section 7 on the Company's behalf, and have the sole authority to make, on the Company's behalf, any decisions relating thereto, including, subject to Section 7.4, any decisions with respect to the defense, compromise and settlement of any third-party claim for which indemnification is sought hereunder.

         SECTION 8. GOVERNING LAW; MISCELLANEOUS.

             8.1 CERTAIN DEFINED TERMS. For the purposes of this Agreement:

                  (a) "EMPLOYEE BENEFIT PLAN" means any Employee Pension Benefit Plan, welfare plan and each deferred compensation, stock option, stock purchase, bonus, medical, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, (whether funded or unfunded, written or oral, qualified or nonqualified), sponsored, maintained or contributed to, or required to be contributed to, by the Company or by any ERISA Affiliate of the Company for the benefit of any employee, terminated employee, leased employee or former leased employee, director, officer, shareholder or independent contractor of any of the Company or any ERISA affiliate of the Company;

                  (b) "ERISA AFFILIATE" means, with respect to any specified Person at any time, any other Person, including an affiliate of the specified Person, that is, or at any time within six years of that time was, a member of any ERISA group of which the specified Person is or was a member at the same time;

                  (c) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                  (d) "GOVERNMENTAL AUTHORITY" means (i) any national, state, county, municipal or other government, domestic or foreign, or any agency, board, bureau, commission, court, department or other instrumentality of any such government, or (ii) any Person having the authority under any applicable governmental requirement to assess and collect taxes;

                  (e) "IRS" means the Internal Revenue Service;

                  (f) "EMPLOYEE PENSION BENEFIT PLAN" means any "employee pension benefit plan" of the Company as defined in Section 3(2) of ERISA, including any plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the IRS Code (excluding any Multiemployer Plan);

                  (g) "MULTIEMPLOYER PLAN" means a "~ultiemployer" plan as defined in Section 4001(a)(3) of ERISA, Section 414 of the IRS Code or Section 3(37) of ERISA; and

                  (h) "PERSON" means any natural person or entity of any kind, including but not limited to, a corporation, a limited liability company, a partnership or an association.

             8.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed in the State of Florida (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in Broward County, Florida with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

             8.3 COUNTERPARTS; SIGNATURES BY FACSIMILE. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

             8.4 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

             8.5 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

             8.6 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

             8.7 NOTICES. Any notices, demands or other communication given in connection herewith shall be in writing and be deemed given (i) when personally delivered, (ii) sent by facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as FedEx, with directions to deliver within three (3) days, and addressed or sent, as the case may be, to the address or facsimile number set forth below or to such other address or facsimile number as such party may designate in accordance herewith:

                  If to the Company:
                         1601 Clint Moore Road
                         Boca Raton, FL  33487
                         Attention:  Chief Executive Officer
                         Facsimile: (561) 997-6227
                         Attention:  Chief Executive Officer

                  With copy to:
                         Kenneth E. Adelsberg, Esq.
                         Pillsbury Winthrop LLP
                         One Battery Park Plaza
                         New York, New York  10004-1490
                         Facsimile: (212) 858-1500

                  If to the Buyer:
                         Ener1 Holdings, Inc.
                         500 West Cypress Creek Road
                         Suite 770
                         Fort Lauderdale, FL  33309
                         Attention: Chief Executive Officer

                  With copy to:
                         Robert C. Boehm
                         Akerman, Senterfitt & Edison, P.A.
                         SunTrust International Center
                         One S.E. Third Avenue, 28th Floor
                         Miami, Florida  33131-1704
                         Facsimile:  (305) 374-5095

         Each party shall provide notice to the other party of any change in address.

             8.8 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

             8.9 THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

             8.10 PUBLICITY. The Company and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, the National Association of Securities Dealers or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby prepared by the other party.

             8.11 CERTAIN TAXES. The Company shall pay any and all taxes, including, but not limited to, any documentary stamp taxes, associated with the issuance of the Closing Shares the Convertible Note, the Conversion Shares and the Escrow Shares.

             8.12 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

             8.13 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

             8.14 REMEDIES. The Company acknowledges that a breach by it of its obligations hereunder to issue the Closing Shares, the Escrow Share or the Conversion Shares, will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement to issue the Closing Shares, the Escrow Shares, or the Conversion Shares will be inadequate and agrees, in the event of a breach or threatened breach by the Company of such obligations, that the Buyer shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions or other applicable equitable remedies, to enforce specifically the Company's obligations to issue the Closing Shares, the Escrow Share or the Conversion Shares, without the necessity of showing economic loss and without any bond or other security being required. All rights, powers and remedies afforded to a party under this Agreement, by law or otherwise, shall be cumulative (and not alternative) and shall not preclude the assertion, or the seeking by a party of any other rights or remedies.

             8.15 WAIVERS. No waiver of any provision of this Agreement shall be binding upon a party unless such waiver is expressly set forth in a written instrument that is executed and delivered by such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) by a Party of, nor the delay or failure (at any time or for any period of time) to exercise, any right, power or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right, power or remedy or any other right, power or remedy at any time and from time to time thereafter. No waiver of any right, power or remedy of a party shall be deemed to be a waiver of any other right, power or remedy of such party or shall, except to the extent so waived, impair, limit or restrict the exercise of such right, power or remedy.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

INPRIMIS, INC.



By:  /s/ Eduard Will
    --------------------------------------------
    Name:  Eduard Will
    Title: Chief Executive Officer




ENER1 HOLDINGS, INC.



By:  /s/ Michael Zoi
    --------------------------------------------
    Name:  Michael Zoi
    Title: President